                                  EXHIBIT 99.1

                              DISTRIBUTION REPORT
                                      FOR
                            PPLUS TRUST SERIES DCC-1

                               DISTRIBUTION DATE
                                 MARCH 1, 2006
                         CLASS A CUSIP NUMBER 73941X858
                         CLASS B CUSIP NUMBER 73941X841

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.45% Debentures due 2027 issued by DaimlerChrysler Corporation, formerly named Chrysler Corporation, and guaranteed by DaimlerChrysler AG (the "Underlying Securities"):

                              Interest:                $931,250.00
                              Principal:                      0.00
                              Premium:                        0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                              Paid by the Trust:               $0.00
                              Paid by the Depositor:       $1,000.00

        (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                           Class A:
                               Interest:                  $875,000.00
                               Principal:                       $0.00

                               Unpaid Interest Accrued:         $0.00


                           Class B:
                               Interest:                   $56,250.00
                               Principal:                       $0.00

                               Unpaid Interest Accrued:         $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                         Principal Amount:                $25,000,000
                         Interest Rate:                          7.45%

                         Rating:
                                Moody's Investor Service                A3
                                Standard & Poor's Rating Service       BBB

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                         Class A: ($25 Stated Amount)
                         Initial Principal Balance:       $25,000,000
                         Reduction:                                (0)
                                                        --------------
                         Principal Balance 03/1/06:       $25,000,000


                         Class B: ($25 Notional Principal Amount)
                         Initial Notional Balance:        $25,000,000
                         Reduction:                                (0)
                                                         ------------
                         Principal Balance 03/1/06:       $25,000,000